                                                                     EXHIBIT 4.2

                              COMPUTERLITERACY.COM
                         Resources for technical minds -

                             COMPUTER LITERACY, INC.

         COMMON STOCK                                         COMMON STOCK


INCORPORATED UNDER THE LAWS OF                         SEE REVERSE FOR
THE STATE OF DELAWARE                                  CERTAIN DEFINITIONS AND
                                                       RESTRICTIONS ON TRANSFER

                                                       CUSIP 20520N 10 8



THIS CERTIFIES THAT



is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

                             COMPUTER LITERACY, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                                     [SEAL]


[SIG]                                      [SIG]
---------------------------                -------------------------------------
SECRETARY                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER